Exhibit 99.1

Full Circle Capital Provides Update

On Second Quarter 2015 Portfolio Activity

Second Quarter Originations total $13.25 million

GREENWICH, CT, January 15, 2015 – Full Circle Capital Corporation (NASDAQ:FULL) (“Full Circle Capital”) today released an update of its investment portfolio activity for the second quarter of fiscal 2015 ended December 31, 2014.

During the second quarter of fiscal 2015, Full Circle Capital completed portfolio investments totaling approximately $13.25 million, representing investments in three new portfolio companies, and received proceeds from full and partial realizations totaling $8.4 million. Details of specific portfolio activity are provided below:

Portfolio Investments:

On October 9, 2014, Full Circle Capital funded a $2.75 million senior secured credit facility to Ads Direct Media, Inc., an internet advertising agency. The credit facility bears interest at one month LIBOR plus 13.00% with a LIBOR floor of 0.50%, and has a final maturity of October 6, 2017. A floor is the minimum rate that will be applied in calculating an interest rate.

On October 10, 2014, Full Circle Capital funded $6.0 million of a $60.0 million second lien secured loan to

Bioventus LLC, a specialty pharmaceutical company. The credit facility bears interest at one month LIBOR plus 10.00% with a LIBOR floor of 1.00%, and has a final maturity of April 10, 2020.

On December 17, 2014, Full Circle Capital funded a $4.5 million senior secured mortgage term loan to Luling Lodging, LLC, a hotel operator. The credit facility bears interest at one month LIBOR plus 12.00% with a LIBOR floor at 0.25% and has a final maturity of December 17, 2017.

Portfolio Repayments:

On October 15, 2014, the senior secured credit facility with Esselte Holdings Inc., Esselte AB was fully repaid at par plus accrued interest for total proceeds of $1,758,967.

On December 22, 2014, the senior secured credit facility with GW Power, LLC and Greenwood Fuels WI, LLC, was partially prepaid at par plus prepayment fees for total proceeds of $700,000.

On December 24, 2014, the senior secured credit facility with CPX, Inc. was fully repaid at par plus accrued interest and fees for total proceeds of $2,745,452.

During the quarter ended December 31, 2014, the senior secured term loan with PEAKS Trust 2009-1 was partially repaid at par plus accrued interest for total proceeds of $3,239,450.

Gregg J. Felton, Full Circle Capital’s President and Co-Chief Executive Officer, stated, “We are pleased with the continued growth of Full Circle Capital’s investment portfolio to record levels this past quarter. The general market volatility serves to increase our investment opportunities. Following substantial portfolio growth over the last four quarters, we believe our origination platform continues to produce an attractive investment pipeline. That said, our volume of new investments in the most recent quarter moderated versus the prior quarter as we have approached our current investment capacity.”

About Full Circle Capital

Full Circle Capital Corporation (NASDAQ: FULL) is a Greenwich, Connecticut based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website, www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contacts:

Gregg J. Felton, Co-Chief Executive Officer

John Stuart, Co-Chief Executive Officer

Full Circle Capital Corporation

203-900-2100

info@fccapital.com

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